UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

SVF Investment Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39862	98-1561624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Circle Star Way San Carlos California 94070, United States		94070
(Address of principal executive offices)		(Zip Code)

(415) 539-3099

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fifth of one redeemable warrant	SVFAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	SVFA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SVFAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2021, SVF Investment Corp. (the “Company”) consummated an initial public offering (the “IPO”) of 60,375,000 units (the “Units”) at an offering price of $10.00 per Unit, and a private placement with SVF Sponsor LLC (the “Sponsor”) of 9,383,333 private placement warrants at a price of $1.00 per warrant (the “Private Placement”). The Company granted the underwriters of the IPO a 45-day option to purchase up to an additional 7,875,000 Units at the initial public offering price to cover over-allotments, which was exercised in full. The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $617,825,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriter of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal from interest earned on the Offering Proceeds in the trust account to fund franchise and income taxes payable, or upon the redemption by public holders of Class A ordinary shares in connection with certain amendments to the Company’s amended and restated memorandum of association, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Class A ordinary shares included in the Units and issued by the Company in the IPO if the Company is unable to consummate an initial business combination within 24 months from the closing of the IPO.

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company registration statement (File No. 333-251541):

•

an Underwriting Agreement, dated January 7, 2021, by and among the Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co., as representatives of the underwriters named therein, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•

a Private Placement Warrants Purchase Agreement, dated January 7, 2021, between the Company and the Sponsor, pursuant to which the Sponsor purchased 9,383,333 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”);

•

a Warrant Agreement, dated January 7, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

•

an Investment Management Trust Agreement, dated January 7, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•

a Registration and Shareholder Rights Agreement, dated January 7, 2021, between the Company and the Sponsor and certain directors of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for such directors, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities, and, upon consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•

a Letter Agreement, dated January 7, 2021, between the Company and the Sponsor and each of the officers and directors, pursuant to which the Sponsor and each of the officer and director has agreed to vote any Class A ordinary shares held by it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor; and pursuant to which the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor;

•

an Administrative Services Agreement, dated January 7, 2021, by and between the Company and affiliate of the Sponsor, pursuant to which the Sponsor has agreed to make available office space and certain administrative and support services, as may be required by the Company from time to time, for $10,000 per month until the Company’s initial business combination or liquidation;

•

a Forward Purchase Agreement, dated January 7, 2021, between the Company and SVF II SPAC Investment (DE) LLC (the “Forward Purchase Investor”), an affiliate of the Sponsor, providing for the purchase of $250,000,000 of committed forward purchase units and up to $50,000,000 of additional forward purchase units upon Forward Purchase Investor’s election, with each unit consisting of one Class A Ordinary Share and one-fifth of one Public Warrant to purchase one Class A Ordinary Share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the Company’s initial business combination;

•

Indemnity Agreements, each dated January 7, 2021, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed as Exhibits herewith.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 9,383,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $14,075,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.03. Amendments to Articles of Incorporation.

On January 7, 2021, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

1.1	Underwriting Agreement, dated January 7, 2021, by and among the Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co.

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement, dated January 7, 2021, between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Account Agreement, dated January 7, 2021, between Continental Stock Transfer & Trust Company and the Company

10.2	Registration and Shareholder Rights Agreement, dated January 7, 2021, among the Company, SVF Sponsor LLC and certain directors of the Company

10.3	Private Placement Warrants Purchase Agreement, dated January 7, 2021, between the Company and SVF Sponsor LLC

10.4	Administrative Services Agreement, dated January 7, 2021, between the Company and SVF Sponsor LLC

10.5	Letter Agreement, dated January 7, 2021, by and among the Company, SVF Sponsor LLC and Directors and Officers of the Company

10.6	Forward Purchase Agreement, dated January 7, 2021, between the Company and SVF II SPAC Investment (DE) LLC

10.7	Indemnity Agreement, dated January 7, 2021, between the Company and Rajeev Misra

10.8	Indemnity Agreement, dated January 7, 2021, between the Company and Navneet Govil

10.9	Indemnity Agreement, dated January 7, 2021, between the Company and Ibrahim Ajami

10.10	Indemnity Agreement, dated January 7, 2021, between the Company and Anita M. Sands

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2021

SVF INVESTMENT CORP.

By:	/s/ Navneet Govil
Name:	Navneet Govil
Title:	Chairman and Chief Executive Officer